EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT
                             --------------------


     Agreement, dated as of May 8, 1997, by and between VICTOR ELECTRIC WIRE & CABLE CORP., a New York corporation with offices at 618 Main Street, Coventry, Rhode Island 02863 (the "Company"), and John V. Palermo, an individual residing at 53 Conanicus Avenue, #2H, Jamestown, Rhode Island 02835 (hereinafter referred to as the "Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company and the Employee mutually desire to enter into an Employment Agreement with respect to the Employee's employment by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

     1.  Term and Position.
          -----------------

     The Company agrees to employ the Employee as its President and Chief Executive Officer for the period (the "Employment Period") commencing on the date hereof and terminating May 8, 2000. The Employment Period shall thereafter continue for successive one year periods unless notice of non-continuation is given by the Company by the commencement of the previous one year period. The Employee accepts such employment, agrees to perform the functions and duties incident to such position, and further agrees to perform such other services as shall from time to time be assigned to him by, or pursuant to authorization of, the Board of Directors of the Company and agrees to devote substantially all of his business time, skill and attention to such services.

     2.   Compensation and Benefits.
          -------------------------

          a. The Company shall pay to the Employee, and the Employee shall accept from the Company, for the Employee's services hereunder during the Employment Period, (i) base compensation at the initial rate of $215,000 per annum, which rate shall be reviewed by the Board of Directors annually with respect to increases, payable in accordance with the customary payroll policy of the Company and subject to such payroll deductions as are required by law; and
(ii) such bonus each year as shall be determined pursuant to a bonus plan which shall be adopted by the Board of Directors of Quadrax Corporation, the Company's parent, following such Board of Directors' approval of a strategic plan for the business of the Company which strategic plan shall be developed by Employee.


          b. The Company agrees to reimburse the Employee for all reasonable business expenses incurred by him during the Employment Period in connection with the performance of his services hereunder, including expenses incurred in connection with activities associated with promoting the business of the Company that are authorized from time to time by the Board of Directors, upon presentation by Employee of an accounting of such expenses in such detail as may be required by then-applicable tax laws.

          c. The Employee will be entitled to four weeks of paid annual vacation and shall participate at the Company's expense on the same basis, subject to the same qualifications, as other executive officers of the Company in any pension, savings, hospitalization, long-term disability, and other fringe benefit plans (the "Fringe Benefits") in effect from time to time with respect to executive officers of the Company. The Company agrees that each of the Fringe Benefits in effect on the date hereof or at any time during the Employment Period shall not be terminated or modified in any manner which reduces the benefits of the Employee without the written consent of the Employee. In addition, during the Employment Period the Company agrees (i) to pay the future premiums on the Employee's existing $1,000,000 life insurance policy, (ii) to provide the Employee with an automobile allowance of $700 monthly, (iii) to pay for reasonable automobile insurance premiums each month on the automobile Employee uses for business and (iv) to pay the premiums on a long-term disability insurance policy providing a benefit of at least $4,000 per month unless such benefit is already provided by another Company program.

          d. The Employee will be granted options to purchase 150,000 shares of Quadrax Corporation common stock under to the Quadrax Corporation 1993 Stock Plan (the "Plan"). The vesting schedule for such options shall be as follows:

          Options To Purchase           Vesting Date
          -------------------           ------------
          50,000 Shares                 May 8, 1997
          50,000 Shares                 December 31, 1997
          50,000 Shares                 December 31, 1998

     The Employee must be employed by the Company on each Vesting Date in order for the applicable options to vest. The options, when vested, will be exercisable at a price per share equal to the closing bid price of Quadrax Corporation's common stock on The Nasdaq SmallCap Market System on the applicable Vesting Date (or the last trading day prior to such Vesting Date in the event the

Vesting Date is not a trading day). All other terms shall be as specified in the Plan.

     3.   Termination.
          -----------

          a.   For Cause.
               ---------

          This Agreement may be terminated immediately by the Company upon the occurrence of any of the following events: (i) the death of Employee; (ii) Employee's loss of legal capacity for any reason; (iii) willful breach of this Agreement or his duties hereunder by Employee; (iv) any act committed by the Employee against the Company, its parent Quadrax Corporation, its subsidiaries or divisions constituting (A) fraud, (B) misappropriation of corporate opportunity, (C) self-dealing without the express prior approval of the Board of Directors of the Company or (D) embezzlement of funds; (v) any act committed by the Employee constituting intentional dishonesty; (vi) a felony conviction for conduct involving moral turpitude or other criminal conduct; (vii) the breach or default by Employee in the performance of any material duty or responsibility to the Company, Company policy or material covenant on the part of the Employee to be performed under this Agreement, which breach or default shall continue for a period of fourteen (14) days after receipt of written notice from the Company;
(viii) gross negligence or willful misconduct in the performance of the Employee's duties hereunder; (ix) chronic alcoholism or any other form of drug addiction which impairs the Employee's ability to perform his duties hereunder; or (x) disability of Employee, which prevents Employee from performing any material amount of his duties hereunder, and such disability is expected, in the opinion of a physician engaged by the Company for such purpose, to continue in excess of 120 days. In the event of disability, Employee shall be entitled to cause his own physician to make an examination of Employee, and if such personal physician disagrees with the opinion of the Company's doctor, then the two doctors shall together appoint a third physician to examine Employee, and the determination of such third physician shall be final. The fees of such third physician shall be paid by the Company.

          b.   Without Cause.
               -------------

          This Agreement may be terminated by the Company at any time without cause, subject to the payments set forth in subsection 3.c below.

          c.   Compensation Upon Termination.
               -----------------------------

          In the event that Employee is terminated for cause (other than death, in which case the Company will pay to Employee's estate six months' base compensation, based on the Employee's base compensation rate in the year of death), as set forth in Section 3.a above, then the obligation of the Company to compensate Employee shall cease with the payment of all amounts accrued (including reimbursement of expenses properly incurred by Employee prior to termination) as of such date. In the event that Employee is terminated without cause, as set forth in Section 3.b above, then the Company shall be obligated to pay Employee as his sole compensation upon termination his regular salary and benefits (exclusive of discretionary bonuses, except for a pro-rata discretionary bonus for the year in which termination occurs if said termination occurs later than the seventh month of that year) through the initial term of this Agreement and, if termination without cause occurs thereafter, then for a period of one year, in regular salary payments without setoff for new employment by Employee.

     4.   Non-Competition.
          ---------------

          a. During the entire Employment Period as defined in paragraph 1 hereof, whether or not this Agreement or the Employment Period provided hereunder has expired or terminated, (such period hereinafter the "Non-Competition Period"), Employee agrees that he will not, anywhere in the United States, directly or indirectly enter into or participate (whether as owner, partner, shareholder, officer, director, salesman, consultant, employee or otherwise) in any business which designs, develops, manufactures, markets, distributes and/or otherwise sells any Products (as defined below) or which is otherwise in competition with any substantial business conducted by the Company during any period in which the Employee is employed by the Company, without first having obtained the consent of the Company, in writing; provided, that the Employee may own up to five (5%) percent of the outstanding equity securities of any entity that is subject to the public reporting requirements of the Securities Exchange Act of 1934. As used herein, the term "Products" means any and all goods and/or products of the type at any time sold by the Company, including but not limited to a broad range of wire, cable, cord sets and thermoplastic composites (produced by Quadrax Corporation) and goods manufactured therefrom, and any functionally similar goods and/or products.

          b. During the Non-Competition Period, the Employee shall not, without the prior written consent of the Company, directly or indirectly (i) solicit, request, cause or induce any person who is at the time, or three months prior thereto had been, an employee of or a consultant to the Company, to leave the employ of or terminate his relationship with the Company, (ii) employ, hire, engage or be associated with, or endeavor to entice away from the Company, any such person or (iii) induce any customers of the Company to discontinue doing business with the Company.

          c. The Company shall be entitled to extend the Non-Competition Period for a period of one year following the voluntary or involuntary termination of the employment of the Employee for any reason whatsoever (whether or not by consent, by retirement, or with or without cause), and at any time (whether or not this Agreement or the Employment Period provided hereunder has expired or terminated) by providing Employee written notice of its intention to do so, and
                                                                            ---
by continuing to pay Employee his base compensation equal to the amount most recently paid to Employee (excluding bonuses and other fringe benefits) on the same terms as paid during the period of employment.

     5.   Non-Disclosure of Confidential Information.
          ------------------------------------------

          a. The Employee acknowledges that it is the policy of the Company to maintain as secret and confidential all valuable and unique information heretofore or hereafter acquired, developed or used by the Company relating to the business, operations employees and customers of the Company, which information gives the Company a competitive advantage in its industry, and which information includes technical knowledge, know-how or trade secrets and information concerning the operations, sales, personnel, suppliers, customers, costs, profits, markets, pricing policies, "Confidential Material" (as hereinafter defined), and the results of any investigations or experiments of the Company (as such information is hereinafter referred to as "Confidential Information"). The Employee recognizes that the services to be performed by the Employee are special and unique, and that by reason of his duties he will acquire Confidential Information. The Employee recognizes that all such Confidential Information is the sole and exclusive property of the Company. In consideration of the Company's entering into this Agreement, the Employee agrees that:

              i. he shall never for so long as such information is valuable and unique (but in no case for longer than five years following the termination of Employee's employment by the Company), directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information obtained during his employment by the Company without the prior written consent of the Company's Board of Directors, it being understood that this subparagraph shall survive the term of this Agreement;

              ii. the parties hereto agree that the Employee, during the course of his employment, may be directed to perform services for the benefit of a customer of the Company, such customer shall be deemed a third party beneficiary of the provisions of this Agreement and, in addition to the proscriptions contained in subparagraph (i) above, shall not disclose any "confidential information" which relates to the customer (defined with respect to such customer in the same manner as for the

Company) to any person, firm or enterprise without the prior written consent of the Company and such customer;

               iii. during the term of his employment by the Company, he shall exercise all due and diligent precautions to protect the integrity of the Company's customer lists, mailing lists and sources thereof, statistical data and compilations, Agreements, contracts, manuals or other documents and any and all other materials embodying any Confidential Information (the "Confidential Materials") and, upon termination of his employment hereunder, or at such earlier time as the Company may so request, he shall immediately return to the Company all such Confidential Materials (and copies thereof) then in his possession or control;

               iv. the Employee agrees that he will at all times comply with all security regulations (a) in effect from time to time at the Company's or its customers' premises and (b) in effect for materials belonging to the Company or its customers; and

               v.    the Employee agrees that the provisions of this subsection
(a) are reasonably necessary to protect the proprietary rights of the Company in the Confidential Information and its trade secrets, goodwill and reputation.

          b. The Employee acknowledges that any breach of the provisions of this Section 5 can cause irreparable harm to the Company for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach by the Employee of any of such provisions, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, the Company may immediately seek any judicial action deemed necessary, including, without limitation, temporary and preliminary injunctive relief.

     6.   Arbitration.
          -----------

          Except as otherwise provided herein, any controversy or claim arising out of or in connection with this Employment Agreement or any breach of this Employment Agreement or any default under this Employment Agreement shall be settled by arbitration in the State of Rhode Island in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

     7.   Successors and Assigns.
          ----------------------

          This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns; provided, however, that this Employment Agreement may not be assigned by either party hereto.

     8.   Governing Law.
          -------------

          This Employment Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island.

     9.   Notice.
          ------

          Any notice required hereunder shall be delivered by hand, sent by telecopy, or sent by registered or certified mail, addressed to the other party hereto at its address set forth above or at such other address as notice thereof shall have been given in accordance with the provisions of this Section 9. Any such notice shall become effective (a) when mailed, three days after having been deposited in the mails, postage prepaid, and (b) in the case of delivery by hand or telecopy, upon delivery.



     10.  Agreement; Amendment.
          --------------------

          This Agreement supersedes any prior Agreements or understandings, oral or written, between the parties hereto and represents their entire understanding and Agreement with respect to the subject matter hereof, and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement which is signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

     11.  Severability.
          ------------

          In the event of the invalidity or unenforceability of any one or more provisions of this Agreement, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall be deemed to remain in full force and effect. The Employee specifically acknowledges and agrees that the provisions of Sections 4 and 5 hereof are reasonable and valid in all respects. If any tribunal having jurisdiction determines that any of the provisions of either Section 4 or
Section 5 or any part or parts thereof, is invalid or unenforceable because of the duration or scope of such provision, such tribunal shall have the power to reduce the duration or scope of such provision, and in its reduced form, such provision shall then be enforceable.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement the day and year first above written.


                              VICTOR ELECTRIC WIRE & CABLE CORP.


                              By: /s/ James J. Palermo
                                 ---------------------------
                                  James J. Palermo, Director


                              EMPLOYEE:


                                  /s/ John V. Palermo
                              ------------------------------
                                   John V. Palermo


AGREED TO AND ACCEPTED
AS TO SECTION 2(d)
QUADRAX CORPORATION


/s/ James J. Palermo
---------------------
By:  James J. Palermo
     President

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